December 12, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated December 5, 1997, of Security Capital Group Incorporated and are in agreement with the statements contained in the third paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                             /s/ ERNST & YOUNG LLP